[Letterhead of
                         Foster Pepper & Shefelman PLLC
                          1111 Third Avenue, Suite 3400
                             Seattle, WA 98101-3299]

                                December 22, 1998


Board of Directors
Washington Mutual, Inc.
1201 Third Avenue
Seattle, Washington  98101

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Washington Mutual, Inc., a Washington corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 20,737,855 (the "Shares") of the Company's common stock, no par value (the "Common Stock") issuable pursuant to employee benefit plans of the Company (collectively, the "Plans"), and other securities as follows: (i) 12,000,000 shares of the Company's common stock, no par value (the "Common Stock") reserved for issuance pursuant to the Washington Mutual Amended and Restated 1994 Stock Option Plan; (ii) 1,050,000 shares of Common Stock reserved for issuance pursuant to the Washington Mutual Restricted Stock Plan; (iii) 7,855 shares of Common Stock reserved for issuance pursuant to, the Washington Mutual Employees' Stock Purchase Program; (iv) 3,300,000 shares of Common Stock reserved for issuance pursuant to Washington Mutual, Inc. WAMU Shares; (v) 3,300,000 shares of Common Stock reserved for issuance pursuant to January 1999 WAMU Shares; (vi) 1,080,000 shares of Common Stock reserved for issuance pursuant to the Washington Mutual, Inc. Retirement Savings and Investment Plan (the "RSIP"); and
(vii) an indeterminate number of interests in the RSIP. We have examined the Registration Statement and such documents and records as we deem necessary for the purpose of this opinion.

     Based on the foregoing, we are of the opinion that the Shares when issued in conformance with the terms and conditions of the Plans, will be legally issued, fully paid and nonassessable under the Washington Business Corporations Act.



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Board of Directors
Washington Mutual, Inc.
December 22, 1998
Page 2


     We hereby consent to the filing of this Opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the caption entitled "Interests of Named Experts and Counsel."

                                        Very truly yours,


                                        /s/ Foster Pepper & Shefelman PLLC